McCurdy & Associates CPA's, Inc.
27955 Clemens Road
Westlake, Ohio  44145-1121
Phone:  (440) 835-8500
Fax:  (440) 835-1093



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated September 24, 2003 and to all references to our firm included in or made a part of this Post-Effective Amendment No.4 to Lindbergh Funds' Registration Statement on Form N-1A (file no. 333-82559)


/S/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 29, 2003